Exhibit 99.1

Supplemental Operating and Financial Data

3Q

For the Quarter Ended
September 30, 2016

TIER REIT

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2016

About the Company

TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust focused on delivering outsized stockholder return through stock price appreciation and dividend growth while offering unparalleled tenant service. TIER REIT’s investment strategy is to acquire, develop, and operate a portfolio of best-in-class properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. Within these markets, we target TIER1 submarkets, which are primarily urban and amenity-rich locations.
As of September 30, 2016, we owned interests in 30 operating office properties with approximately 10.2 million rentable square feet, one non-operating property with approximately 331,000 rentable square feet, and one development property that will consist of approximately 291,000 rentable square feet. Our properties are located in 13 markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer, President, and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer, President, and Director	Chief Financial Officer and Treasurer

Charles G. Dannis	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Thomas M. Herzog	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Dennis J. Martin	James E. Sharp
Independent Director	Chief Accounting Officer and Executive Vice President

G. Ronald Witten	R. Heath Johnson
Independent Director	Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Systems

Anubhav Raj
Senior Vice President - Capital Markets

Company Information
Corporate Headquarters	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	Trading Symbol: TIER	Scott McLaughlin
Dallas, Texas 75225	New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Website	Research Coverage
www.tierreit.com	J.P. Morgan Securities	Janney Montgomery Scott LLC
	Anthony Paolone	Robert Stevenson
	212.622.6682	640.840.3217

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2016
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculation of FFO and Additional Information	6
Calculation of EBITDA	7
Non Wholly-Owned Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Selected Non-Stabilized Properties	13
Significant Tenants	14
Industry Diversification	15

Leasing
Leasing Activity	16-17
Lease Expirations	18-19
Occupancy Trends	20

Capital Expenditures
Leasing Cost Summary	21
Leasing Cost Trend Analysis	22
Development, Leasing, and Capital Expenditures Summary	23

Other Information
Potential Future Development Sites	24
Summary of Development Activity	25
Properties Under Development	26
Acquisition and Disposition Activities	27
Summary of Financing	28
Principal Payments by Year	29
Definitions of Non-GAAP Financial Measures	30-31
Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended September 30, 2016

Highlights and Financial Results

•
Net loss for the third quarter of 2016 was $1.0 million as compared to $15.8 million for the third quarter of 2015, a decrease in loss of $14.8 million. Net loss attributable to common stockholders for the third quarter of 2016 was $1.0 million, or $0.02 per diluted share, as compared to $13.8 million, or $0.28 per diluted share, for the third quarter of 2015, a decrease in loss of $12.8 million, or $0.26 per diluted share.

•
FFO attributable to common stockholders for the third quarter of 2016 was $19.2 million, or $0.40 per diluted share, as compared to $18.9 million, or $0.39 per diluted share, for the third quarter of 2015, an increase of $0.3 million, or $0.01 per diluted share.

•
FFO attributable to common stockholders, excluding certain items, for the third quarter of 2016 was $18.3 million, or $0.38 per diluted share, as compared to $20.7 million, or $0.42 per diluted share, for the third quarter of 2015, a decrease of $2.4 million, or $0.04 per diluted share.

•	Same Store GAAP NOI for the third quarter of 2016 was $28.4 million, as compared to $30.5 million for the third quarter of 2015, a decrease of $2.1 million, or 7.0%.

•	Same Store Cash NOI for the third quarter of 2016 was $27.3 million, as compared to $26.9 million for the third quarter of 2015, an increase of $0.4 million, or 1.4%.
Property Results

•
Occupancy at September 30, 2016, was 89.8%, a decrease of 60 basis points from June 30, 2016. The sale of Hurstbourne Park and Hurstbourne Place increased occupancy by 30 basis points, which was offset by a decrease in our remaining operating portfolio of 90 basis points.

•	263,000 square feet leased - 82,000 square feet of renewals, 58,000 square feet of expansion space, and 123,000 square feet of new leasing
Real Estate Activities

•
Hurstbourne Business Center was sold for a combined contract sales price of approximately $41.0 million. Hurstbourne Business Center is an approximately 418,000 square feet mixed use development located in Louisville, Kentucky, and consists of Hurstbourne Park and Hurstbourne Place, both office buildings, and Hurstbourne Plaza, a retail center.

•
As of September 30, 2016, five of our properties (One Oxmoor Place, Steeplechase Place, Lakeview, Hunnington, and 801 Thompson) were held for sale. On October 27, 2016, 801 Thompson was sold for a contract sales price of $4.9 million. 801 Thompson is located in Rockville, Maryland, and contains approximately 51,000 rentable square feet.

Capital Market Activities

•	We paid off (without penalty) the $62.8 million loan secured by our Three Parkway property that was scheduled to mature in November 2016. This loan had an effective interest rate of 5.55%.

•	We authorized distribution of $0.18 per share of common stock for the third quarter of 2016, which was paid on October 7, 2016.

•
Subsequent to September 30, 2016, we paid off (without penalty) the $70.0 million loan secured by our One & Two Eldridge Place property that was scheduled to mature in January 2017. This loan had an effective interest rate of 5.49%.

Target Growth Markets
Other Institutional Markets
Short-term Value Creation Markets
Non-strategic Markets

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	30-Sep-16	30-Sep-15	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Portfolio Summary:

Total operating office properties	30	35	30	32	33	34	35
Rentable square feet (100%) (operating properties)	10,155	12,615	10,155	10,494	11,535	11,971	12,615
Rentable square feet (own %) (operating properties)	9,039	10,918	9,039	9,378	10,419	10,855	10,918
Occupancy %	89.8%	89.4%	89.8%	90.4%	88.9%	89.7%	89.4%
Executed % SF leased	90.2%	90.2%	90.2%	90.7%	89.7%	89.8%	90.2%
Economic % SF leased	85.6%	83.6%	85.6%	86.9%	84.6%	84.1%	83.6%
Average effective rent/square foot	$26.73	$25.50	$26.73	$26.42	$26.62	$25.69	$25.50

	Nine Months Ended		Three Months Ended
	30-Sep-16	30-Sep-15	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Financial Results:
Revenue	$188,743	$215,280	$55,998	$64,267	$68,478	$67,085	$69,423
Property related expenses	(56,605)	(67,346)	(16,315)	(19,805)	(20,485)	(21,812)	(21,290)
Real estate taxes	(28,843)	(31,512)	(8,350)	(9,429)	(11,064)	(8,622)	(9,670)
Property management fees	(720)	(4,779)	(210)	(226)	(284)	(249)	(342)
NOI	$102,575	$111,643	$31,123	$34,807	$36,645	$36,402	$38,121
Base rent	$134,879	$155,610	$42,393	$45,579	$46,907	$47,494	$47,351
Free rent	$(7,367)	$(14,256)	$(1,975)	$(2,133)	$(3,259)	$(3,557)	$(3,718)
Net loss attributable to common stockholders	$(23,084)	$(20,892)	$(1,025)	$(9,352)	$(12,707)	$(11,216)	$(13,849)
Diluted loss per common share (1)	$(0.49)	$(0.42)	$(0.02)	$(0.20)	$(0.27)	$(0.24)	$(0.28)
FFO attributable to common stockholders	$57,615	$17,736	$19,239	$18,144	$20,232	$17,363	$18,883
Diluted FFO per common share	$1.21	$0.36	$0.40	$0.38	$0.42	$0.37	$0.39
FFO attributable to common stockholders, excluding certain items	$60,365	$55,362	$18,324	$20,700	$21,341	$18,017	$20,737
Diluted FFO, excluding certain items, per common share	$1.26	$1.11	$0.38	$0.43	$0.45	$0.38	$0.42
Normalized EBITDA	$97,007	$106,263	$30,036	$32,957	$34,014	$34,789	$35,752
Weighted average common shares outstanding - basic	47,403	49,539	47,413	47,406	47,390	47,244	48,843
Weighted average common shares outstanding - diluted	47,796	49,725	47,846	47,826	47,715	47,436	49,034

Selected Additional Trend Information:
Renewal % based on square feet	54%	78%	41%	45%	66%	79%	69%
Distributions declared on common shares	$25,783	$17,550	$8,595	$8,594	$8,594	$8,576	$8,539
Annualized distribution yield (2)	4.7%	N/A	4.7%	4.7%	5.4%	4.9%	4.9%
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 2

Financial Highlights (continued)
(in thousands, except percentages and ratios)

	30-Sep-16	30-Sep-15	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Selected Balance Sheet Items:

Total book value of real estate	$1,248,491	$1,590,422	$1,248,491	$1,320,775	$1,503,088	$1,573,248	$1,590,422

Cash and cash equivalents	$51,466	$7,769	$51,466	$78,599	$5,532	$12,248	$7,769

Unconsolidated cash and cash equivalents (at ownership %)	$5,479	$6,293	$5,479	$4,874	$4,175	$4,086	$6,293

Restricted cash	$8,586	$16,615	$8,586	$10,778	$12,756	$10,712	$16,615

Total assets	$1,570,685	$1,906,755	$1,570,685	$1,640,666	$1,787,304	$1,873,745	$1,906,755

Mortgage debt	$270,758	$463,629	$270,758	$334,605	$358,717	$415,425	$463,629

Revolving credit facility and term loans	$575,000	$626,000	$575,000	$575,000	$683,000	$665,000	$626,000

Unconsolidated debt (at ownership %)	$103,350	$90,909	$103,350	$98,384	$82,747	$80,189	$90,909

Total liabilities	$951,701	$1,216,646	$951,701	$1,015,748	$1,142,948	$1,195,926	$1,216,646

Capitalization:

Shares of common stock outstanding	47,413	47,242	47,413	47,413	47,405	47,362	47,242

OP units and restricted stock units outstanding	150	82	150	150	141	29	82

Shares of restricted stock outstanding	333	189	333	333	333	282	189

	47,896	47,513	47,896	47,896	47,879	47,673	47,513

Closing stock price	$15.44	14.72	$15.44	$15.33	$13.44	$14.75	$14.72

Market capitalization (1)	$739,514	$699,391	$739,514	$734,246	$643,494	$703,177	$699,391

Total debt (2)	$949,108	$1,180,538	$949,108	$1,007,989	$1,124,464	$1,160,614	$1,180,538

Net debt (3)	$892,163	$1,166,476	$892,163	$924,516	$1,114,757	$1,144,280	$1,166,476

Total capitalization	$1,688,622	$1,879,929	$1,688,622	$1,742,235	$1,767,958	$1,863,791	$1,879,929

	Nine Months Ended		Three Months Ended
	30-Sep-16	30-Sep-15	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Ratios:

NOI margin % (4)	54.3%	51.9%	55.6%	54.2%	53.5%	54.3%	54.9%

Normalized fixed charge coverage (5)	2.45	1.93	2.42	2.48	2.46	2.35	2.35

Normalized interest coverage (5)	2.74	2.23	2.74	2.76	2.72	2.67	2.68

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (5)	N/A	N/A	7.63x	7.57x	8.40x	8.22x	8.02x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, OP units, and restricted stock units, as if converted) times the closing price of our common stock as of the the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Assets
Real estate
Land	$143,581	$159,736	$176,309	$179,989	$184,318
Land held for development	45,059	45,059	45,059	45,059	44,834
Buildings and improvements, net	1,048,194	1,108,255	1,276,519	1,348,200	1,361,270
Real estate under development	11,657	7,725	5,201	—	—
Total real estate	1,248,491	1,320,775	1,503,088	1,573,248	1,590,422

Cash and cash equivalents	51,466	78,599	5,532	12,248	7,769
Restricted cash	8,586	10,778	12,756	10,712	16,615
Accounts receivable, net	67,100	66,328	78,562	76,228	74,817
Prepaid expenses and other assets	5,540	5,356	6,025	6,712	22,875
Investments in unconsolidated entities	76,954	77,606	90,000	88,998	85,377
Deferred financing fees, net	2,698	2,999	3,310	3,111	3,308
Acquired above-market leases, net	1,017	1,136	1,258	1,388	1,518
Other lease intangibles, net	61,919	67,202	76,787	82,160	84,351
Other intangible assets, net	9,888	9,887	9,986	10,086	10,185
Assets associated with real estate held for sale	37,026	—	—	—	—
Total assets	$1,570,685	$1,640,666	$1,787,304	$1,864,891	$1,897,237

Liabilities and equity

Liabilities:
Mortgage debt	$270,758	$334,605	$358,717	$415,425	$463,620
Unsecured term loans	575,000	575,000	575,000	525,000	525,000
Unsecured revolving credit facility	—	—	108,000	140,000	101,000
Unamortized debt issuance costs	(7,838)	(8,310)	(8,744)	(8,854)	(9,518)
Unamortized mark to market premium	—	—	—	—	9
Total notes payable, net	837,920	901,295	1,032,973	1,071,571	1,080,111

Accounts payable and accrued liabilities	65,924	61,721	56,681	71,597	74,196
Payables to related parties	—	—	294	292	302
Acquired below-market leases, net	7,856	8,961	10,456	11,934	13,321
Distributions payable	8,602	8,601	8,600	8,596	8,556
Other liabilities	30,005	35,170	33,944	23,082	30,642
Obligations associated with real estate held for sale	1,394	—	—	—	—
Total liabilities	951,701	1,015,748	1,142,948	1,187,072	1,207,128
Commitments and contingencies
Series A Convertible Preferred Stock	—	—	—	2,700	2,700
Equity:
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized	5	5	5	5	5
Additional paid-in capital	2,605,569	2,604,614	2,603,564	2,600,193	2,598,333
Cumulative distributions and net loss attributable to common stockholders	(1,971,588)	(1,961,968)	(1,944,022)	(1,922,721)	(1,902,927)
Accumulated other comprehensive loss	(16,662)	(19,262)	(16,732)	(3,860)	(10,148)
Stockholders’ equity	617,324	623,389	642,815	673,617	685,263
Noncontrolling interests	1,660	1,529	1,541	1,502	2,146
Total equity	618,984	624,918	644,356	675,119	687,409
Total liabilities and equity	$1,570,685	$1,640,666	$1,787,304	$1,864,891	$1,897,237

Common stock, number of shares issued and outstanding	47,412,705	47,412,705	47,404,980	47,362,372	47,241,851

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Nine Months Ended		Three Months Ended
	30-Sep-16	30-Sep-15	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Revenue
Rental income	$177,854	$198,351	$53,975	$60,588	$63,291	$61,736	$62,794
Straight-line rent and lease incentive revenue	5,903	9,655	756	1,897	3,250	3,310	2,547
Above- and below-market rent amortization	3,399	4,586	936	1,115	1,348	1,256	2,064
Lease termination fees	1,587	2,688	331	667	589	783	2,018
Total revenue	188,743	215,280	55,998	64,267	68,478	67,085	69,423
Expenses
Property related expenses	56,605	67,346	16,315	19,805	20,485	21,812	21,290
Real estate taxes	28,843	31,512	8,350	9,429	11,064	8,622	9,670
Property management fees	720	4,779	210	226	284	249	342
Total property operating expenses	86,168	103,637	24,875	29,460	31,833	30,683	31,302
Interest expense	31,977	42,116	9,754	10,722	11,501	11,668	11,884
Interest rate hedge ineffectiveness expense	407	—	(1,534)	1,941	—	—	—
Amortization of deferred financing costs	2,308	2,721	785	784	739	1,048	914
Amortization of mark to market	—	(90)	—	—	—	(9)	(33)
Total interest expense	34,692	44,747	9,005	13,447	12,240	12,707	12,765
General and administrative	14,735	17,171	4,460	4,765	5,510	5,569	6,378
BHT Advisors termination fee and HPT Management buyout fee	—	10,301	—	—	—	—	101
Tender offer and listing costs	—	5,553	—	—	—	(27)	2,562
Amortization of restricted shares and units	3,118	1,604	1,069	1,055	994	3,371	505
Straight-line rent expense adjustment	—	(81)	—	—	—	—	(67)
Acquisition expense	—	1,459	—	—	—	21	644
Asset impairment losses	8,977	132	4,151	—	4,826	—	—
Real estate depreciation and amortization	87,351	92,320	25,062	30,519	31,770	29,910	31,217
Depreciation and amortization - non-real estate assets	623	229	71	278	274	272	229
Total expenses	235,664	277,072	68,693	79,524	87,447	82,506	85,636
Interest and other income	866	553	248	344	274	257	267
Loss on early extinguishment of debt	—	(21,478)	—	—	—	(24)	(30)
Loss from continuing operations before income taxes, equity
in operations of investments, and gain (loss) on sale of assets	(46,055)	(82,717)	(12,447)	(14,913)	(18,695)	(15,188)	(15,976)
Provision for income taxes	(467)	(1,298)	(4)	(281)	(182)	(209)	(36)
Equity in operations of investments	1,884	153	646	823	415	3,829	(159)
Loss from continuing operations before gain (loss) on sale of assets	(44,638)	(83,862)	(11,805)	(14,371)	(18,462)	(11,568)	(16,171)
Discontinued operations:
Income from discontinued operations	—	1,390	—	—	—	17	21
Gain on sale of discontinued operations	—	15,086	—	—	—	297	403
Discontinued operations	—	16,476	—	—	—	314	424
Gain (loss) on sale of assets	21,526	44,479	10,777	5,010	5,739	(2)	(85)
Net loss	(23,112)	(22,907)	(1,028)	(9,361)	(12,723)	(11,256)	(15,832)
Noncontrolling interests - continuing operations	28	118	3	9	16	41	58
Noncontrolling interests - discontinued operations	—	(29)	—	—	—	(1)	(1)
Dilution of Series A Convertible Preferred Stock	—	1,926	—	—	—	—	1,926
Net loss attributable to common stockholders	$(23,084)	$(20,892)	$(1,025)	$(9,352)	$(12,707)	$(11,216)	$(13,849)

Basic and diluted weighted average common shares outstanding	47,402,724	49,538,652	47,412,705	47,405,767	47,389,591	47,244,471	48,842,711
Basic and diluted earnings (loss) per common share:
Continuing operations	$(0.49)	$(0.75)	$(0.02)	$(0.20)	$(0.27)	$(0.24)	$(0.29)
Discontinued operations	—	0.33	—	—	—	—	0.01
Basic and diluted loss per common share	$(0.49)	$(0.42)	$(0.02)	$(0.20)	$(0.27)	$(0.24)	$(0.28)

Distributions declared per common share	$0.54	$0.36	$0.18	$0.18	$0.18	$0.18	$0.18

Net income (loss) attributable to common stockholders:
Continuing operations	$(23,084)	$(37,339)	$(1,025)	$(9,352)	$(12,707)	$(11,529)	$(14,272)
Discontinued operations	—	16,447	—	—	—	313	423
Net loss attributable to common stockholders	$(23,084)	$(20,892)	$(1,025)	$(9,352)	$(12,707)	$(11,216)	$(13,849)

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 5

Calculation of FFO and Additional Information
(in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	30-Sep-16	30-Sep-15	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15

Net loss	$(23,112)	$(22,907)	$(1,028)	$(9,361)	$(12,723)	$(11,256)	$(15,832)
Net loss attributable to noncontrolling interests	28	89	3	9	16	40	57
Dilution of Series A Convertible Preferred Stock	—	1,926	—	—	—	—	1,926
Net loss attributable to common stockholders	(23,084)	(20,892)	(1,025)	(9,352)	(12,707)	(11,216)	(13,849)
Adjustments (1):
Real estate depreciation and amortization - consolidated	87,351	92,320	25,062	30,519	31,770	29,910	31,217
Real estate depreciation and amortization - unconsolidated joint ventures	6,108	4,558	2,058	2,005	2,045	2,427	1,904
Real estate depreciation and amortization - noncontrolling interest	(6)	(10)	—	—	(6)	(10)	(10)
Impairment of depreciable real estate assets	8,977	132	4,151	—	4,826	—	—
Gain on sale of depreciable real estate	(21,586)	(59,565)	(10,837)	(5,010)	(5,739)	(3,698)	(318)
Taxes associated with sale of depreciable real estate	(88)	1,259	(152)	—	64	—	(5)
Noncontrolling interests	(57)	(66)	(18)	(18)	(21)	(50)	(56)
FFO attributable to common stockholders	57,615	17,736	19,239	18,144	20,232	17,363	18,883

Adjustments (1):
Acquisition expenses	—	1,837	—	—	—	26	642
Severance charges	493	—	—	—	493	—	—
Tender offer and listing costs	—	5,553	—	—	—	(27)	2,562
Interest rate hedge ineffectiveness expense (2)	407	—	(1,534)	1,941	—	—	—
Loss on early extinguishment of debt	—	21,575	—	—	—	31	127
Default interest (3)	1,852	355	619	616	617	625	355
BHT Advisors termination fee and HPT Management buyout fee	—	10,301	—	—	—	—	101
Noncontrolling interests	(2)	(69)	—	(1)	(1)	(1)	(7)
Dilution of Series A Convertible Preferred Stock	—	(1,926)	—	—	—	—	(1,926)
FFO attributable to common stockholders, excluding certain items	$60,365	$55,362	$18,324	$20,700	$21,341	$18,017	$20,737

Additional Information (1)
Recurring capital expenditures	(25,984)	(41,109)	(5,256)	(11,375)	(9,353)	(11,113)	(13,795)
Straight-line rent adjustments	(7,755)	(9,744)	(1,247)	(2,551)	(3,957)	(2,662)	(2,525)
Above- and below-market rent amortization	(3,629)	(4,861)	(1,014)	(1,192)	(1,423)	(1,330)	(2,139)
Amortization of deferred financing fees and mark to market	2,501	2,764	828	880	793	1,095	930
Amortization of restricted shares and units	3,118	1,604	1,069	1,055	994	3,371	505
Depreciation and amortization - non-real estate assets	623	229	71	278	274	272	229

Weighted average common shares outstanding - basic	47,403	49,539	47,413	47,406	47,390	47,244	48,843
Weighted average common shares outstanding - diluted	47,796	49,725	47,846	47,826	47,715	47,436	49,034

Diluted FFO per common share	$1.21	$0.36	$0.40	$0.38	$0.42	$0.37	$0.39
Diluted FFO, excluding certain items, per common share	$1.26	$1.11	$0.38	$0.43	$0.45	$0.38	$0.42

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 6

Calculation of EBITDA
(in thousands, except ratios)

	Three Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15

Net loss attributable to common stockholders	$(1,025)	$(9,352)	$(12,707)	$(11,216)	$(13,849)

Adjustments:

Noncontrolling interests	(2)	(6)	(8)	(20)	(27)
Dilution of Series A Convertible Preferred Stock	—	—	—	—	(1,926)

Interest expense:
Interest expense - consolidated	9,754	10,722	11,501	11,668	11,884
Interest expense - unconsolidated entities	725	702	641	727	1,437
Interest rate hedge ineffectiveness expense	(1,534)	1,941	—	—	—
Amortization of deferred financing costs - consolidated	785	784	739	1,048	914
Amortization of deferred financing costs - unconsolidated entities	43	96	54	56	48
Mark to market - consolidated	—	—	—	(9)	(33)
Mark to market - unconsolidated entities	—	—	—	—	1
Total interest expense	9,773	14,245	12,935	13,490	14,251

Tax provision - consolidated	4	281	182	209	36
Tax provision - unconsolidated entities	4	8	2	1	1
Depreciation and amortization - consolidated	25,133	30,797	32,044	30,182	31,446
Depreciation and amortization - unconsolidated entities	2,058	2,005	2,045	2,427	1,904
Depreciation and amortization - noncontrolling interests	—	—	(6)	(10)	—
Impairment losses	4,151	—	4,826	—	—
Gain on sale of real estate	(10,837)	(5,010)	(5,739)	(3,698)	(318)
Loss on early extinguishment of debt	—	—	—	31	127
EBITDA	29,259	32,968	33,574	31,396	31,645

Adjustments:
Costs incurred in connection with listing activities	—	—	—	(27)	2,562
Acquisition expenses	—	—	—	26	642
Non-cash write-off (recoveries) of tenant receivables	777	(11)	(53)	557	802
Severance charges	—	—	493	—	—
Transition-related stock-based compensation expense (1)	—	—	—	2,837	—
BHT Advisors termination fee and HPT Management buyout fee	—	—	—	—	101
Normalized EBITDA	30,036	32,957	34,014	34,789	35,752

Adjustments:
EBITDA from properties disposed before period end	(811)	(2,418)	(832)	25	(42)
Full quarter adjustment for acquired properties	—	—	—	—	656
Normalized estimated full period EBITDA from properties owned at period end	$29,225	$30,539	$33,182	$34,814	$36,366

Fixed charges
Interest expense	$9,773	$14,245	$12,935	$13,490	$14,251
Interest rate hedge ineffectiveness expense (2)	1,534	(1,941)	—	—	—
Default interest (3)	(619)	(616)	(617)	(625)	(355)
Interest expense related to participating mortgage (4)	—	—	—	(53)	(660)
Capitalized interest incurred (5)	267	249	198	199	119
Normalized interest expense	10,955	11,937	12,516	13,011	13,355
Principal payments (excludes debt payoff)	1,436	1,369	1,318	1,776	1,876
Normalized fixed charges	$12,391	$13,306	$13,834	$14,787	$15,231

Normalized interest coverage (6)	2.74	2.76	2.72	2.67	2.68
Normalized fixed charge coverage (6)	2.42	2.48	2.46	2.35	2.35
______________________

(1)
During the fourth quarter of 2015, we incurred a charge from the acceleration of stock grants related to our transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program.

(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense.
(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(4) Represents the portion of the Paces West B note that was repaid based on achievement of certain investment return thresholds which is included in interest expense- unconsolidated entities above. Paces West was sold in November 2015.
(5) Excludes capitalized interest funded from construction loans.
(6) Normalized interest coverage is equal to normalized EBITDA divided by normalized interest expense. Normalized fixed charge coverage is equal to normalized EBITDA divided by normalized fixed charges.
For additional information regarding the non-GAAP measures, see pages 30-31.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 7

Non Wholly-Owned Entities Financial Summary
As of and for the Quarter Ended September 30, 2016
(dollars in thousands)

	Unconsolidated Entities at						Consolidated Entities at
	TIER REIT Ownership Share						TIER REIT Ownership Share
	Wanamaker Building	1325 G Street	Colorado Building	Domain 2 & 7	Domain 8		Legacy Land	Third + Shoal
Ownership % during the period	60.00%	10.00%	10.00%	49.84%	50.00%		95.00%	95.00%
Ownership % at period end	60.00%	10.00%	10.00%	49.84%	50.00%	Total	95.00%	95.00%	Total
Results of Operations
Rental income	$3,881	$292	$88	$1,555	$—	$5,816	—	—	—
Straight-line rent and lease incentive revenue	41	45	53	119	—	258	—	—	—
Above- and below-market rent amortization	102	(23)	(8)	—	—	71	—	—	—
Other income	35	41	—	—	—	76	—	2	2
Total revenue	4,059	355	133	1,674	—	6,221	—	2	2

Property related expenses	1,385	68	43	324	20	1,840	3	11	14
Real estate taxes	358	69	26	460	—	913	19	—	19
Property management fees	117	9	3	46	—	175	—	—	—
NOI	2,199	209	61	844	(20)	3,293	(22)	(9)	(31)

Interest expense	425	57	20	223	—	725	—	—	—
Amortization of deferred financing costs	20	6	2	26	—	54	—	—	—
Asset management fees	—	3	1	—	—	4	—	—	—
Real estate depreciation and amortization	1,246	174	44	448	—	1,912	—	—	—
Interest income and other expense	5	1	1	—	—	7	—	—	—
Provision for income taxes	1	2	1	—	—	4	—	—	—
Net income (loss)	502	(34)	(8)	147	(20)	587	(22)	(9)	(31)

Adjustments:
Depreciation of basis adjustments	—	—	—	(146)	—	(146)	—	—	—
Above- and below-market amortization of basis adjustment	—	—	—	7	—	7	—	—	—
Eliminate amortization of deferred financing costs	11	—	—	—	—	11	—	—	—
Eliminate property management fees	117	7	3	—	—	127	—	—	—
Adjusted net income (loss) (1)	630	(27)	(5)	8	(20)	586	(22)	(9)	(31)
Adjustments:
Real estate depreciation and amortization	1,246	174	44	594	—	2,058	—	—	—
Funds from operations	$1,876	$147	$39	$602	$(20)	$2,644	$(22)	$(9)	$(31)

Balance Sheet Information
Real estate book value	$102,846	$12,853	$3,939	$36,278	$24,522	$180,438	6,705	17,066	23,771
Accumulated depreciation	(27,200)	(325)	(70)	(2,368)	—	(29,963)	—	(331)	(331)
Real estate book value after depreciation (2)	$75,646	$12,528	$3,869	$33,910	$24,522	$150,475	$6,705	$16,735	$23,440

Cash and cash equivalents	$2,351	$224	$150	$1,598	$1,156	$5,479	$4	$2,055	$2,059
Assets	$95,778	$15,601	$5,141	$40,933	$26,533	$183,986	$6,709	$18,829	$25,538
Mortgage debt	$42,853	$10,059	$3,605	$39,872	$6,961	$103,350	$—	$—	$—
Company’s equity interest in investment	$49,680	$5,161	$1,378	$(569)	$14,090	$69,740	$6,525	$17,588	$24,113
Basis differences	(5,451)	(1,290)	(608)	10,732	3,831	7,214	80	(523)	(443)
Carrying value of the Company’s investment	$44,229	$3,871	$770	$10,163	$17,921	$76,954	$6,605	$17,065	$23,670
________________________________
Note: Investments in unconsolidated entities consist of our noncontrolling interest in certain properties. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

(1)	Excludes $60K of previously deferred gain recognized in Q3 2016 related to Paces West, a property sold in 2015.
(2)	Third + Shoal real estate book value after depreciation includes $7.6 million for a ground lease intangible.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended				Nine Months Ended
Same Store GAAP NOI:	30-Sep-16	30-Sep-15	Favorable/ (Unfavorable)		30-Sep-16	30-Sep-15	Favorable/ (Unfavorable)
Revenues:
Total revenue	$46,670	$49,872	$(3,202)		$142,282	$144,370	$(2,088)
Less: Lease termination fees	(264)	(2,018)	1,754		(1,337)	(2,688)	1,351
	46,406	47,854	(1,448)	(3.0)%	140,945	141,682	(737)	(0.5)%
Expenses:
Property operating expenses (less tenant improvement demolition costs)	13,259	13,354	95	0.7%	39,763	39,165	(598)	(1.5)%
Real estate taxes	7,212	6,375	(837)	(13.1)%	21,350	20,057	(1,293)	(6.4)%
Property management fees	129	125	(4)	(3.2)%	386	3,077	2,691	87.5%
Property expenses	20,600	19,854	(746)	(3.8)%	61,499	62,299	800	1.3%
Same Store GAAP NOI - consolidated properties	25,806	28,000	(2,194)	(7.8)%	79,446	79,383	63	0.1%
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,606	2,541	65	2.6%	7,883	7,313	570	7.8%
Same Store GAAP NOI	$28,412	$30,541	$(2,129)	(7.0)%	$87,329	$86,696	$633	0.7%

Same Store Cash NOI:
Same Store GAAP NOI - consolidated properties	$25,806	$28,000	$(2,194)		$79,446	$79,383	$63
Less:
Straight-line rent revenue adjustment	(112)	(1,446)	1,334		(4,048)	(3,900)	(148)
Above- and below-market rent amortization	(775)	(1,869)	1,094		(2,606)	(4,537)	1,931
Same Store Cash NOI - consolidated properties	24,919	24,685	234	0.9%	72,792	70,946	1,846	2.6%
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,395	2,264	131	5.8%	6,990	6,586	404	6.1%
Same Store Cash NOI	$27,314	$26,949	$365	1.4%	$79,782	$77,532	$2,250	2.9%

Occupancy % at period end (% owned)	90.8%	92.4%			90.8%	92.4%

Operating properties (1)	20				20
Rentable square feet (% owned)	7,805				7,805

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI:
Net loss	$(1,028)	$(15,832)			$(23,112)	$(22,907)
Adjustments:
Interest expense	9,005	12,765			34,692	44,747
Asset impairment losses	4,151	—			8,977	132
Tenant improvement demolition costs	306	106			445	312
General and administrative	4,460	6,378			14,735	17,171
BHT Advisors termination fee and HPT Management buyout fee	—	101			—	10,301
Tender offer and listing costs	—	2,562			—	5,553
Amortization of restricted shares and units	1,069	505			3,118	1,604
Straight-line rent expense adjustment	—	(67)			—	(81)
Acquisition expense	—	644			—	1,459
Real estate depreciation and amortization	25,062	31,217			87,351	92,320
Depreciation and amortization of non-real estate assets	71	229			623	229
Interest and other income	(248)	(267)			(866)	(553)
Loss on early extinguishment of debt	—	30			—	21,478
Provision for income taxes	4	36			467	1,298
Equity in operations of investments	(646)	159			(1,884)	(153)
Income from discontinued operations	—	(21)			—	(1,390)
Gain on sale of discontinued operations	—	(403)			—	(15,086)
Gain (loss) on sale of assets	(10,777)	85			(21,526)	(44,479)
Net operating income of non-same store properties	(5,359)	(8,209)			(22,237)	(29,884)
Lease termination fees	(264)	(2,018)			(1,337)	(2,688)
Same store GAAP NOI of unconsolidated properties (at ownership %)	2,606	2,541			7,883	7,313
Same Store GAAP NOI	28,412	30,541			87,329	86,696
Straight-line rent revenue adjustment	(112)	(1,446)			(4,048)	(3,900)
Above- and below-market rent amortization	(775)	(1,869)			(2,606)	(4,537)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(211)	(277)			(893)	(727)
Same Store Cash NOI	$27,314	$26,949			$79,782	$77,532

(1) Excludes properties held for sale and five operating properties (Two BriarLake Plaza, Domain 2, Domain 3, Domain 4, and Domain 7) as we did not own these properties or they were not fully operational during the entirety of the comparable periods.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 9

Schedule of Properties Owned
as of September 30, 2016
(in thousands, except average effective and estimated market rent $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own%)				% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	92.9%	$21,084	$36.67	$41.60	6.8%	9.7%
Domain 3	Austin, TX	179	179	100.0%	6,156	$34.39	$37.00	2.0%	2.8%
Domain 4	Austin, TX	153	153	100.0%	1,332	$8.71	$37.00	1.7%	0.6%
Domain 7 (49.84%)	Austin, TX	222	111	100.0%	4,312	$38.97	$41.97	1.2%	2.0%
Domain 2 (49.84%)	Austin, TX	115	57	100.0%	2,350	$41.01	$46.40	0.6%	1.1%
Austin		1,288	1,119	96.1%	35,234	$32.78	$40.47	12.4%	16.2%

5950 Sherry Lane	Dallas, TX	197	197	84.3%	5,964	$35.93	$38.50	2.2%	2.7%
Burnett Plaza	Fort Worth, TX	1,025	1,025	86.0%	15,948	$18.10	$23.44	11.3%	7.3%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	2,796	$21.02	$23.14	1.5%	1.3%
Dallas/Fort Worth		1,355	1,355	87.1%	24,708	$20.94	$25.52	15.0%	11.4%

Loop Central	Houston, TX	575	575	83.3%	11,808	$24.65	$26.00	6.4%	5.4%
One & Two Eldridge Place	Houston, TX	519	519	91.9%	15,336	$32.15	$36.25	5.7%	7.1%
One BriarLake Plaza	Houston, TX	502	502	93.4%	19,380	$41.32	$44.26	5.6%	8.9%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	8,436	$37.33	$44.42	3.7%	3.9%
Three Eldridge Place	Houston, TX	305	305	80.3%	9,924	$40.51	$40.51	3.4%	4.6%
Houston		2,234	2,234	84.9%	64,884	$34.22	$37.17	24.7%	29.9%

Bank of America Plaza	Charlotte, NC	891	891	91.2%	20,196	$24.84	$32.50	9.9%	9.3%
Charlotte		891	891	91.2%	20,196	$24.84	$32.50	9.9%	9.3%

Buena Vista Plaza	Burbank, CA	115	115	99.1%	4,296	$37.68	$42.12	1.3%	2.0%
Los Angeles		115	115	99.1%	4,296	$37.68	$42.12	1.3%	2.0%

Forum Office Park	Louisville, KY	328	328	96.3%	5,676	$17.96	$18.00	3.6%	2.6%
One Oxmoor Place (1)	Louisville, KY	135	135	98.5%	3,048	$22.92	$22.00	1.5%	1.4%
Steeplechase Place (1)	Louisville, KY	77	77	80.5%	1,068	$17.23	$17.50	0.9%	0.5%
Lakeview (1)	Louisville, KY	76	76	82.9%	1,272	$20.19	$19.25	0.8%	0.6%
Hunnington (1)	Louisville, KY	62	62	85.5%	1,044	$19.70	$17.50	0.7%	0.5%
Louisville		678	678	92.5%	12,108	$19.31	$18.88	7.5%	5.6%

Plaza at MetroCenter	Nashville, TN	361	361	89.2%	5,664	$17.59	$18.75	4.0%	2.6%
Nashville		361	361	89.2%	5,664	$17.59	$18.75	4.0%	2.6%

Eisenhower I	Tampa, FL	130	130	100.0%	3,564	$27.42	$28.00	1.4%	1.6%
Tampa		130	130	100.0%	3,564	$27.42	$28.00	1.4%	1.6%

801 Thompson (1)	Rockville, MD	51	51	—%	—	$—	$26.50	0.6%	—%
1325 G Street (10%)	Washington, D.C.	307	31	83.9%	1,391	$53.29	$52.00	0.3%	0.6%
Colorado Building (10%)	Washington, D.C.	128	13	84.6%	401	$35.47	$54.00	0.1%	0.2%
Washington, D.C.		486	95	38.9%	1,792	$47.99	$52.59	1.1%	0.8%

Operating office properties in strategic portfolio		7,538	6,978	88.8%	172,446	$27.84	$32.09	77.2%	79.4%

500 East Pratt	Baltimore, MD	280	280	93.2%	8,376	$32.09	$32.50	3.1%	3.9%
Woodcrest Corporate Center	Cherry Hill, NJ	333	333	99.1%	8,376	$25.38	$21.50	3.7%	3.9%
111 Woodcrest	Cherry Hill, NJ	53	53	84.9%	984	$21.87	$16.00	0.6%	0.5%
Wanamaker Building (60%)	Philadelphia, PA	1,390	834	98.3%	14,810	$18.07	$20.24	9.2%	6.8%
Three Parkway	Philadelphia, PA	561	561	84.0%	12,072	$25.63	$25.50	6.2%	5.6%
Other operating office properties		2,617	2,061	93.5%	44,618	$23.16	$23.30	22.8%	20.6%
Total operating office properties		10,155	9,039	89.8%	$217,064	$26.73	$30.01	100.0%	100.0%

Non-operating property
Fifth Third Center (2)	Columbus, OH	331	331	68.0%
Total Properties		10,486	9,370

Development Property
Domain 8 (50%)	Austin, TX	291	146	82.1%

(1) This property is held for sale as of September 30, 2016.
(2) The non-recourse loan on Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 10

Portfolio Analysis
For the Three Months Ended and
as of September 30, 2016

	Number of	Number of	Net Rentable	Commenced	% of	NOI	% of
Metro Area	Properties	Buildings	Area (000's)	% SF Leased	NRA	($000’s)	NOI

Austin, TX	5	8	1,119	96.1%	12.4%	$5,969	18.0%
Dallas/Fort Worth, TX	3	4	1,355	87.1%	15.0%	3,258	9.8%
Houston, TX	5	8	2,234	84.9%	24.7%	9,844	29.7%
Charlotte, NC	1	1	891	91.2%	9.9%	3,831	11.6%
Los Angeles, CA	1	1	115	99.1%	1.3%	769	2.3%
Louisville, KY	5	8	678	92.5%	7.5%	1,774	5.3%
Nashville, TN	1	3	361	89.2%	4.0%	691	2.1%
Tampa, FL	1	1	130	100.0%	1.4%	749	2.3%
Washington, D.C.	3	3	95	38.9%	1.1%	165	0.5%
Other Markets	5	5	2,061	93.5%	22.8%	6,114	18.4%

Total	30	42	9,039	89.8%	100.0%	33,164	100.0%

Reconciliation to NOI (Consolidated):
Less NOI from Unconsolidated Operating Properties						(3,320)
Plus NOI from Consolidated Non-Operating Properties (includes all properties sold prior to September 30, 2016)						1,279
NOI (Consolidated) (3)						$31,123

Notes:
(1) Analysis relates to operating properties owned at the end of the most recent period only.
(2) Amounts reflect TIER REIT’s ownership %.
(3) NOI is a non-GAAP performance measure. A calculation of NOI is presented on Page 2.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 11

Components of Net Asset Value
(in thousands, except percentages)

			Annualized Three Months Ended
			30-Sep-16
Consolidated total revenue			$223,992
	Less:
	GAAP rent adjustments		(6,768)
	Lease termination fees		(1,324)
			215,900
Consolidated total property operating expenses			(99,500)
Adjusted cash NOI			116,400
	Adjustments:
	Adjusted cash NOI from unconsolidated real estate assets, at ownership share		12,364
	Adjusted cash NOI from sold properties, at ownership share		(2,968)
	Adjusted cash NOI from non-stabilized properties, at ownership share (1)		(11,204)
	Adjusted cash NOI from land and development properties, at ownership share (2)		88
Total adjusted cash NOI at ownership share (3)			$114,680

			30-Sep-16
Other real estate properties
	Estimated value of non-stabilized real estate properties, at ownership share		$258,620
	Cost basis of land and development properties, at ownership share (2)		92,455
Total other real estate properties			$351,075

Other tangible assets
	Cash and cash equivalents		$51,466
	Restricted cash		8,586
	Accounts receivable, net (excluding $63,321 of straight-line rent receivable)		3,779
	Prepaid expenses and other assets		5,540
Total other tangible assets			$69,371

Liabilities
	Mortgage debt		$270,758
	Unsecured term loans and revolving credit facility		575,000
	Accrued and other liabilities		105,925
	Ownership share of unconsolidated mortgage debt		103,350
Total liabilities			$1,055,033

Total common shares, restricted stock, and restricted stock units outstanding			47,896

(1)	Non-stabilized properties include:	Economic % SF Leased

		30-Sep-16
	Burnett Plaza	69%
	Two BriarLake Plaza	60%

(2)	Includes Third + Shoal, Legacy Land, Domain Blocks B, C, D, & G, and Domain 8 development, at ownership share.
(3)
Comprised of adjusted cash NOI from the following markets: Austin – 17%, Dallas – 4%, Houston – 30%, Charlotte – 13%, Los Angeles – 3%, Louisville – 6%, Nashville – 2%, Tampa – 2%, Washington, D.C. – 1%, Baltimore – 4%, Cherry Hill – 4%, Philadelphia – 12%, Columbus - 2%

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 12

Selected Non-Stabilized Properties

Property Name Market Sub-Market	Property Type	Rentable Square Feet	Occupancy % at September 30, 2016	Estimated Cash NOI at Stabilization (in thousands)	Estimated Stabilization Date	Description

Burnett Plaza	Office	1,025,000	86.0%	$13,000	2017
GM Financial has recently leased 116,000 SF that was vacated by a former tenant that is in bankruptcy. There will be outsized free rent at the property, primarily related to this lease, until late 2017.

Dallas/Fort Worth
Fort Worth CBD

Two BriarLake Plaza	Office Development	333,000	67.9%	$8,000	2018	Property operates as a multi-building campus with our One BriarLake Plaza property. Major construction was completed in the third quarter of 2014.
Houston
Westchase

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 13

Significant Tenants
September 30, 2016
(In thousands, except percentages and years)

Properties in Strategic Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,871	7%	329	5%	1.9	A2 / A-
Bank of America	9,204	5%	409	6%	2.7	Baa1 / BBB+
Apache Corporation	8,294	4%	210	3%	8.1	Baa3 / BBB
Samsung Engineering America Inc.	7,105	4%	161	3%	10.2	NR
GM Financial	7,050	4%	304	5%	9.3	Ba1 / BBB-
Universal Pegasus International	5,478	3%	218	4%	3.6	NR
McDermott, Inc.	5,263	3%	169	3%	4.3	B1 / B+
GSA	5,047	3%	227	4%	4.6	U.S. Government
Disney Enterprises, Inc.	4,121	2%	113	2%	9.4	A2 / A
Blackbaud, Inc.	3,800	2%	113	2%	7.0	NR
Accruent, LLC	3,677	2%	104	2%	7.9	NR
E.R. Squibb and Sons, LLC	3,553	2%	130	2%	7.8	A2 / A+
Vinson & Elkins LLP	3,541	2%	88	1%	5.3	NR
SCOR Global Life	3,467	2%	140	2%	11.8	NR / AA-
Linebarger Goggan Blair & Sampson, LLP	3,353	2%	115	2%	6.2	NR
Total of largest 15 tenants at operating office properties in strategic portfolio	$85,824	47%	2,830	46%	6.0
Total all tenants at operating office properties in strategic portfolio	$183,562		6,194		5.5

Total Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,871	6%	329	4%	1.9	A2 / A-
Bank of America	9,204	4%	409	5%	2.7	Baa1 / BBB+
GSA	8,579	4%	400	5%	4.8	U.S. Government
Apache Corporation	8,294	4%	210	3%	8.1	Baa3 / BBB
Samsung Engineering America Inc.	7,105	3%	161	2%	10.2	NR
GM Financial	7,050	3%	304	4%	9.3	Ba1 / BBB-
Universal Pegasus International	5,478	2%	218	3%	3.6	NR
McDermott, Inc.	5,263	2%	169	2%	4.3	B1 / B+
Drexel University	4,903	2%	191	2%	6.4	NR
Disney Enterprises, Inc.	4,121	2%	113	1%	9.4	A2 / A
Blackbaud, Inc.	3,800	2%	113	1%	7.0	NR
Xerox Corporation	3,796	2%	151	2%	3.9	Baa2 / BBB-
Accruent, LLC	3,677	2%	104	1%	7.9	NR
E.R. Squibb and Sons, LLC	3,553	1%	130	2%	7.8	A2 / A+
Vinson & Elkins LLP	3,541	1%	88	1%	5.3	NR
Total of largest 15 tenants	$91,235	40%	3,090	38%	5.6
Total all tenants	$228,340		8,121		5.7

Notes:
The above tables set forth the company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 14

Industry Diversification (by square foot)
As of September 30, 2016

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes ten industry classifications.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 15

Leasing Activity Summary
For the Three Months Ended
September 30, 2016

		Occupancy						Occupancy		Cash			Straight-lined
	Rentable SF (000’s)%		SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Market		30-Jun-16	30-Jun-16	Expiring	Renewals	Expansions	New	30-Sep-16	30-Sep-16	Expiring	Activity		Expiring	Activity
Austin	1,119	95.9%	1,073	(95)	13	1	83	1,075	96.1%	$18.34	$23.78	30%	$18.15	$23.93	32%
Dallas/Fort Worth	1,355	86.9%	1,178	(76)	3	51	24	1,180	87.1%	$14.63	$10.27	(30)%	$12.52	$12.39	(1)%
Houston	2,234	87.4%	1,952	(65)	3	—	6	1,896	84.9%	$19.64	$17.98	(8)%	$19.33	$17.53	(9)%
Charlotte	891	89.7%	799	(2)	2	4	10	813	91.2%	$13.07	$22.95	76%	$11.86	$24.44	106%
Los Angeles	115	99.1%	114	—	—	—	—	114	99.1%	$—	$—	—%	$—	$—	—%
Louisville	678	93.5%	634	(28)	19	2	—	627	92.5%	$12.33	$11.80	(4)%	$13.28	$13.34	—%
Nashville	361	93.1%	336	(14)	—	—	—	322	89.2%	$—	$—	—%	$—	$—	—%
Tampa	130	100.0%	130	—	—	—	—	130	100.0%	$—	$—	—%	$—	$—	—%
Washington, D.C.	95	38.9%	37	—	—	—	—	37	38.9%	$—	$—	—%	$—	$—	—%
Operating office properties in strategic portfolio	6,978	89.6%	6,253	(280)	40	58	123	6,194	88.8%	$16.13	$17.58	9%	$15.29	$18.63	22%
Other operating office properties	2,061	94.5%	1,947	(62)	42	—	—	1,927	93.5%	$13.30	$13.03	(2)%	$12.72	$13.86	9%
Total	9,039	90.7%	8,200	(342)	82	58	123	8,121	89.8%	$15.68	$16.85	7%	$14.88	$17.87	20%

	End of Period									Cash			Straight-lined
		Occupancy						Occupancy		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Year-To-Date Summary	NRA (000's)%		SF (000's)	Expiring	Renewals	Expansions	New	SF (000's)%		Expiring	Activity		Expiring	Activity
Operating office properties in strategic portfolio
Q1 Activity	7,317	90.3%	6,606	(414)	205	58	49	6,504	88.9%	$14.17	$16.14	14%	$12.84	$15.07	17%
Q2 Activity	7,317	88.9%	6,504	(139)	38	35	97	6,535	89.3%	$16.50	$18.27	11%	$15.23	$18.20	20%
Q3 Activity	6,978	89.6%	6,253	(280)	40	58	123	6,194	88.8%	$16.13	$17.58	9%	$15.29	$18.63	22%
				(833)	283	151	269			$15.35	$17.11	11%	$14.19	$16.95	19%
Total Portfolio
Q1 Activity	10,419	89.4%	9,313	(513)	271	70	121	9,262	88.9%	$14.94	$15.90	6%	$13.66	$15.12	11%
Q2 Activity	9,378	90.6%	8,501	(212)	61	35	97	8,482	90.4%	$17.26	$18.10	5%	$15.90	$18.15	14%
Q3 Activity	9,039	90.7%	8,200	(342)	82	58	123	8,121	89.8%	$15.68	$16.85	7%	$14.88	$17.87	20%
				(1,067)	414	163	341			$15.64	$16.63	6%	$14.48	$16.54	14%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 16

Leasing Rate Activity Summary
For the Three Months Ended
September 30, 2016

	Renewals					Expansions					New
		Cash		Straight-lined			Cash		Straight-lined			Cash		Straight-lined
	SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	13	$18.89	$25.41	$16.87	$26.47	1	$18.99	$24.50	$16.61	$25.55	83	$18.23	$23.51	$18.34	$23.51
Dallas/Fort Worth	3	$16.47	$21.53	$16.13	$21.11	51	$15.45	$13.45	$12.33	$12.85	24	$12.52	$2.31	$12.37	$10.41
Houston	3	$15.48	$12.44	$14.54	$12.44	—	$—	$—	$—	$—	6	$21.72	$20.75	$21.72	$20.08
Charlotte	2	$26.72	$26.50	$26.62	$27.47	4	$11.07	$22.59	$9.37	$23.92	10	$10.87	$22.32	$9.64	$23.99
Los Angeles	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Louisville	19	$12.42	$11.71	$13.46	$13.21	2	$11.20	$12.84	$11.20	$14.91	—	$—	$—	$—	$—
Nashville	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Tampa	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Washington, D.C.	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Operating office properties in strategic portfolio	40	$15.77	$17.69	$15.51	$18.77	58	$15.06	$14.25	$12.16	$13.90	123	$16.69	$19.14	$16.63	$20.82
Percentage increase (decrease)			12%		21%			(5)%		14%			15%		25%

Other operating office properties	42	$13.30	$13.03	$12.72	$13.86	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Total	82	$14.51	$15.30	$14.08	$16.25	58	$15.06	$14.25	$12.16	$13.90	123	$16.69	$19.14	$16.63	$20.82
Percentage increase (decrease)			5%		15%			(5)%		14%			15%		25%

Year-To-Date Summary:
Operating office properties in strategic portfolio
Q1 Activity	205	$12.22	$14.37	$11.25	$12.98	58	$16.04	$14.02	$13.00	$13.48	49	$20.06	$26.05	$19.22	$25.43
Q2 Activity	38	$12.53	$13.90	$12.10	$14.29	35	$20.03	$19.66	$17.59	$17.96	97	$16.87	$19.48	$15.69	$19.83
Q3 Activity	40	$15.77	$17.69	$15.51	$18.77	58	$15.06	$14.25	$12.16	$13.90	123	$16.69	$19.14	$16.63	$20.82
	283	$12.76	$14.78	$11.97	$13.97	151	$16.59	$15.42	$13.74	$14.68	269	$17.37	$20.52	$16.76	$21.30
Percentage increase (decrease)			16%		17%			(7)%		7%			18%		27%
Total Portfolio
Q1 Activity	271	$12.65	$14.30	$11.75	$13.34	70	$15.22	$13.55	$12.56	$12.96	121	$19.91	$20.87	$18.56	$20.23
Q2 Activity	61	$16.45	$15.01	$15.37	$15.62	35	$20.03	$19.66	$17.59	$17.96	97	$16.87	$19.48	$15.69	$19.83
Q3 Activity	82	$14.51	$15.30	$14.08	$16.25	58	$15.06	$14.25	$12.16	$13.90	123	$16.69	$19.14	$16.63	$20.82
	414	$13.58	$14.60	$12.74	$14.25	163	$16.20	$15.11	$13.50	$14.37	341	$17.88	$19.85	$17.05	$20.33
Percentage increase (decrease)			8%		12%			(7)%		6%			11%		19%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 17

Lease Expirations
For Four Quarters From October 1, 2016
(In thousands, except per SF data)

	Market	Month to Month	4Q'16	1Q'17	2Q'17	3Q'17	Grand Total

	By Square Foot
	Austin	3	13	—	36	52	104
	Dallas/Fort Worth	—	5	—	28	110	143
	Houston	—	4	30	147	22	203
	Charlotte	—	—	—	18	2	20
	Los Angeles	—	—	—	—	—	—
	Louisville	2	—	16	134	21	173
	Nashville	45	16	—	—	7	68
	Tampa	—	—	—	—	—	—
	Washington, D.C.	—	1	—	—	—	1
	Operating office properties in strategic portfolio	50	39	46	363	214	712
	Other operating office properties	3	12	6	4	33	58
	Total	53	51	52	367	247	770

	By Annualized Expiring Rentals
	Austin	$—	$478	$—	$1,322	$1,859	$3,659
	Dallas/Fort Worth	7	131	—	788	2,518	3,444
	Houston	1	195	973	5,628	570	7,367
	Charlotte	—	—	27	586	64	677
	Los Angeles	13	—	—	—	—	13
	Louisville	49	—	313	2,403	414	3,179
	Nashville	537	292	—	—	145	974
	Tampa	—	—	—	—	—	—
	Washington, D.C.	—	44	1	—	—	45
	Operating office properties in strategic portfolio	607	1,140	1,314	10,727	5,570	19,358
	Other operating office properties	4	333	156	146	813	1,452
	Total	$611	$1,473	$1,470	$10,873	$6,383	$20,810

	By Expiring Rent Per SF
	Austin	$—	$38.96	$—	$37.09	$35.95	$35.57
	Dallas/Fort Worth	$—	$24.10	$—	$27.21	$23.00	$23.94
	Houston	$—	$44.39	$33.13	$38.46	$26.79	$36.59
	Charlotte	$—	$—	$60.72	$33.28	$29.26	$33.44
	Los Angeles	$—	$—	$—	$—	$—	$—
	Louisville	$21.93	$—	$20.22	$17.84	$19.04	$18.26
	Nashville	$11.82	$18.75	$—	$—	$19.37	$14.21
	Tampa	$—	$—	$—	$—	$—	$—
	Washington, D.C.	$—	$46.29	$23.84	$—	$—	$35.27
	Operating office properties in strategic portfolio	$12.14	$29.23	$28.57	$29.55	$26.03	$27.19
	Other operating office properties	$1.25	$30.28	$27.65	$32.63	$24.71	$25.29
	Total	$11.53	$28.88	$28.27	$29.63	$25.84	$27.03

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
2Q’17 excludes $1.1 million of annualized expiring rent related to Wanamaker Building parking management agreement (0 SF leased)

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 18

Lease Expirations
Annually From October 1, 2016
(In thousands, except percentage and per SF data)

Market	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026+	Grand Total
By Square Foot
Austin	16	87	111	101	110	63	157	218	116	3	92	1,075
Dallas/Fort Worth	5	144	192	100	76	74	31	144	15	—	402	1,180
Houston	4	209	39	315	287	255	122	68	272	54	270	1,896
Charlotte	—	21	12	405	15	36	8	81	32	8	195	813
Los Angeles	—	—	—	4	—	—	—	—	—	—	110	114
Louisville	2	172	14	115	85	10	30	—	14	169	15	627
Nashville	61	10	7	—	2	36	14	—	4	22	167	322
Tampa	—	—	—	—	—	—	—	—	130	—	—	130
Washington, D.C.	1	—	—	1	3	2	3	5	—	6	16	37
Operating office properties in strategic portfolio	89	643	375	1,041	578	476	365	516	583	262	1,267	6,194
As a % of Occupied SF	2%	11%	6%	17%	9%	8%	6%	8%	9%	4%	20%	100%
As a % of Total NRA	1%	10%	6%	15%	8%	7%	5%	7%	8%	4%	18%	89%
Other operating office properties	15	87	33	148	414	160	153	289	45	21	561	1,927
Total	104	730	408	1,189	992	636	518	805	628	283	1,828	8,121
As a % of Occupied SF	1%	9%	5%	15%	12%	8%	6%	10%	8%	4%	22%	100%
As a % of Total NRA	1%	8%	5%	13%	11%	7%	6%	9%	7%	3%	20%	90%

By Annualized Expiring Rentals
Austin	$478	$3,181	$3,847	$4,233	$4,430	$2,766	$6,839	$8,975	$4,950	$157	$4,319	$44,175
Dallas/Fort Worth	138	3,420	4,751	2,477	2,866	2,684	711	4,150	407	—	10,873	32,477
Houston	196	7,450	1,550	12,694	9,454	9,249	3,948	2,757	11,885	1,811	11,120	72,114
Charlotte	—	703	460	9,422	490	1,339	269	2,943	329	415	6,564	22,934
Los Angeles	13	—	—	192	—	—	—	—	—	—	5,328	5,533
Louisville	49	3,130	275	2,427	1,663	221	699	—	309	3,419	375	12,567
Nashville	829	185	120	—	39	719	286	—	87	522	3,742	6,529
Tampa	—	—	—	—	—	—	—	—	4,473	—	—	4,473
Washington, D.C.	44	1	26	78	216	75	339	302	30	336	909	2,356
Operating office properties in strategic portfolio	1,747	18,070	11,029	31,523	19,158	17,053	13,091	19,127	22,470	6,660	43,230	203,158
As a % of Total Annualized Expiring Rentals	1%	9%	6%	16%	9%	9%	6%	9%	11%	3%	21%	100%
Other operating office properties	337	2,744	704	3,874	11,366	4,074	4,486	8,479	1,022	631	9,863	47,580
Total	$2,084	$20,814	$11,733	$35,397	$30,524	$21,127	$17,577	$27,606	$23,492	$7,291	$53,093	$250,738
As a % of Total Annualized Expiring Rentals	1%	9%	5%	14%	12%	8%	7%	11%	9%	3%	21%	100%

By Expiring Rent Per SF
Austin	$30.81	$36.42	$34.57	$41.92	$40.18	$44.68	$43.59	$41.25	$42.67	$47.34	$46.27	$41.12
Dallas/Fort Worth	$25.42	$23.95	$24.72	$24.93	$37.82	$36.36	$23.01	$28.87	$27.56	$—	$27.09	$27.52
Houston	$44.66	$35.75	$39.31	$40.20	$32.92	$36.26	$32.28	$40.52	$43.76	$33.49	$41.15	$38.03
Charlotte	$—	$33.37	$37.92	$23.26	$33.63	$36.32	$36.47	$36.30	$10.37	$50.86	$33.75	$28.22
Los Angeles	$—	$—	$—	$44.64	$—	$—	$—	$—	$—	$—	$48.47	$48.44
Louisville	$21.93	$18.21	$20.53	$21.16	$19.65	$20.90	$23.05	$—	$22.37	$20.06	$25.75	$20.06
Nashville	$13.58	$19.29	$18.44	$—	$19.76	$19.92	$20.76	$—	$21.04	$23.29	$22.45	$20.26
Tampa	$—	$—	$—	$—	$—	$—	$—	$—	$34.39	$—	$—	$34.39
Washington, D.C.	$35.63	$23.84	$66.30	$60.10	$62.85	$42.20	$109.70	$60.13	$63.79	$58.81	$61.01	$63.04
Operating office properties in strategic portfolio	$19.63	$28.10	$29.41	$30.28	$33.15	$35.83	$35.87	$37.07	$38.54	$25.42	$34.12	$32.80
Other operating office properties	$23.42	$31.25	$21.18	$26.20	$27.39	$25.49	$29.37	$29.35	$22.94	$30.55	$17.57	$24.70
Total	$20.04	$28.51	$28.76	$29.77	$30.77	$33.22	$33.93	$34.29	$37.41	$25.76	$29.04	$30.88

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.
2017 excludes $1.1 million of annualized expiring rent related to Wanamaker Building parking management agreement (0 SF leased)

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 19

Occupancy Trends

	Rentable SF (000’s)
		Occupancy %
Market	30-Sep-16	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15

Austin	1,119	96.1%	95.9%	94.1%	94.5%	94.6%
Dallas/Fort Worth	1,355	87.1%	86.9%	84.1%	86.4%	88.2%
Houston (1)	2,234	84.9%	87.4%	86.5%	87.9%	93.0%
Charlotte	891	91.2%	89.7%	89.5%	87.8%	86.4%
Los Angeles	115	99.1%	99.1%	99.1%	99.1%	100.0%
Louisville	678	92.5%	93.5%	94.0%	95.4%	95.6%
Nashville	361	89.2%	93.1%	92.0%	92.8%	92.8%
Tampa	130	100.0%	100.0%	100.0%	100.0%	100.0%
Washington, D.C. (2)	95	38.9%	38.9%	91.6%	93.7%	93.7%
Operating office properties in strategic portfolio	6,978	88.8%	89.6%	89.2%	90.1%	91.9%
Other operating office properties	2,061	93.5%	94.5%	96.9%	95.8%	94.9%
Total	9,039	89.8%	90.7%	90.9%	91.4%	92.6%

(1) We began including our recently developed Two BriarLake Plaza property, which is 67.9% leased as of September 30, 2016, in the fourth quarter of 2015.
(2) Our 801 Thompson property (51,000 sq ft) was previously 100% occupied by a single tenant and became vacant in the second quarter of 2016.

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 20

Leasing Cost Summary
For the Three Months Ended
September 30, 2016

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	13	5.4	$13.51	$8.87	$22.38	$2.50	$1.64	$4.14
Dallas/Fort Worth	3	4.3	$6.67	$10.00	$16.67	$1.42	$1.82	$3.23
Houston	3	19.5	$—	$73.03	$73.03	$—	$3.75	$3.75
Charlotte	2	4.2	$4.79	$20.00	$24.79	$1.14	$4.76	$5.90
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	19	7.3	$2.28	$0.02	$2.30	$0.31	$—	$0.32
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	40	7.2	$6.21	$10.12	$16.33	$0.86	$1.40	$2.26
Other operating office properties	42	2.8	$1.49	$3.91	$5.40	$0.53	$1.38	$1.91
Total	82	5.0	$3.80	$6.94	$10.74	$0.76	$1.40	$2.16

Expansion
Market
Austin	1	6.3	$15.69	$18.44	$34.13	$2.49	$2.93	$5.42
Dallas/Fort Worth	51	9.8	$14.21	$16.13	$30.34	$1.45	$1.65	$3.10
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	4	5.1	$11.37	$49.60	$60.97	$2.23	$9.73	$11.95
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	2	10.0	$14.36	$49.71	$64.07	$1.44	$4.97	$6.41
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	58	9.4	$14.04	$19.64	$33.68	$1.49	$2.08	$3.57
Other operating office properties	—	—	$—	$—	$—	$—	$—	$—
Total	58	9.4	$14.04	$19.64	$33.68	$1.49	$2.08	$3.57

New
Market
Austin	83	7.9	$16.54	$32.70	$49.24	$2.11	$4.32	$6.43
Dallas/Fort Worth	24	5.0	$7.23	$3.49	$10.72	$1.43	$0.70	$2.13
Houston	6	5.4	$10.81	$20.06	$30.87	$2.00	$3.71	$5.72
Charlotte	10	5.0	$10.43	$52.22	$62.65	$2.09	$10.44	$12.53
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	123	7.0	$13.95	$27.97	$41.92	$2.00	$4.00	$6.00
Other operating office properties	—	—	$—	$—	$—	$—	$—	$—
Total	123	7.0	$13.95	$27.97	$41.92	$2.00	$4.00	$6.00
Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 21

Leasing Cost Trend Analysis

	Three Months Ended	Three Months Ended	Three Months Ended	Year to Date	Year Ended	Year Ended
	30-Sep-16	30-Jun-16	31-Mar-16	30-Sep-16	31-Dec-15	31-Dec-14
Renewal Leasing
Square Feet (in thousands)	82	61	271	414	1,052	1,298
Weighted Average Term (in years)	5.0	4.5	2.9	3.5	6.8	5.7
Commissions per SF	$3.80	$5.97	$3.48	$3.91	$7.13	$4.68
TI and Other Leasing Cost per SF	6.94	13.11	6.76	7.73	18.72	4.62
Total Leasing Cost per SF	$10.74	$19.08	$10.24	$11.64	$25.85	$9.30

Commissions per SF per Year	$0.76	$1.31	$1.18	$1.12	$1.07	$0.93
TI and Other Leasing Cost per SF per Year	1.40	2.89	2.31	2.21	2.70	0.74
Total Leasing Cost per SF per Year	$2.16	$4.20	$3.49	$3.33	$3.77	$1.67

Expansion Leasing
Square Feet (in thousands)	58	35	70	163	246	264
Weighted Average Term (in years)	9.4	3.5	8.2	7.6	6.3	6.6
Commissions per SF	$14.04	$6.72	$12.87	$11.97	$8.73	$9.41
TI and Other Leasing Cost per SF	19.64	10.36	7.39	12.38	24.07	21.39
Total Leasing Cost per SF	$33.68	$17.08	$20.26	$24.35	$32.80	$30.80

Commissions per SF per Year	$1.49	$1.94	$1.56	$1.62	$1.41	$1.41
TI and Other Leasing Cost per SF per Year	2.08	3.00	0.90	1.77	3.91	3.11
Total Leasing Cost per SF per Year	$3.57	$4.94	$2.46	$3.39	$5.32	$4.52

New Leasing
Square Feet (in thousands)	123	97	121	341	480	927
Weighted Average Term (in years)	7.0	6.3	7.3	6.9	8.0	8.4
Commissions per SF	$13.95	$12.42	$10.90	$12.43	$12.91	$12.15
TI and Other Leasing Cost per SF	27.97	25.63	26.74	26.87	40.55	36.28
Total Leasing Cost per SF	$41.92	$38.05	$37.64	$39.30	$53.46	$48.43

Commissions per SF per Year	$2.00	$1.97	$1.50	$1.81	$1.60	$1.45
TI and Other Leasing Cost per SF per Year	4.00	4.06	3.68	3.91	5.05	4.34
Total Leasing Cost per SF per Year	$6.00	$6.03	$5.18	$5.72	$6.65	$5.79

Total Leasing
Square Feet (in thousands)	263	193	462	918	1,778	2,489
Weighted Average Term (in years)	6.9	5.2	4.9	5.5	7.1	6.8
Commissions per SF	$10.80	$9.35	$6.85	$8.50	$8.92	$7.96
TI and Other Leasing Cost per SF	19.58	18.90	12.09	15.67	25.35	18.19
Total Leasing Cost per SF	$30.38	$28.25	$18.94	$24.17	$34.27	$26.15

Commissions per SF per Year	$1.56	$1.79	$1.41	$1.54	$1.26	$1.18
TI and Other Leasing Cost per SF per Year	2.84	3.61	2.48	2.84	3.50	2.33
Total Leasing Cost per SF per Year	$4.40	$5.40	$3.89	$4.38	$4.76	$3.51

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 22

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15

	Recurring capital expenditures
	Leasing costs	$4,636	$8,119	$7,168	$8,297	$10,046
	Building improvements	620	3,256	2,185	2,816	3,749
	Subtotal recurring capital expenditures	5,256	11,375	9,353	11,113	13,795

	Non-recurring capital expenditures
	Building improvements (1)	152	596	600	1,185	—
	Leasing costs (2)	1,268	3,240	3,547	3,258	1,907
	Development (3)	11,425	17,180	1,409	1,790	3,278
	Redevelopment (4)	5,940	4,424	1,028	298	13
	Subtotal non-recurring capital expenditures	18,785	25,440	6,584	6,531	5,198

	Total capital expenditures	$24,041	$36,815	$15,937	$17,644	$18,993

Notes:
All amounts represent TIER REIT’s ownership %.
Beginning in 2016, leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

(1)	Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$632	$1,814	$992	$455	$534
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development type returns on capital.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 23

Potential Future Development Sites
September 30, 2016

			Approximate Rentable Square Feet
				Month of Acquisition	Cost Basis (in millions)
Project	Market (submarket)	Acres				Comments

Burnett Plaza	Fort Worth (CBD)	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Eisenhower II	Tampa	5.2	130,000	Dec-07	$1.7	Office building

Third + Shoal (95%) (1)	Austin (CBD)	0.8	325,000	Jun-15	$17.1	Office building

Legacy Land (95%) (1)	Dallas (Plano - Legacy)	4.0	570,000	Jun-15	$7.1	Office building(s)

Domain B	Austin (Domain)	6.2	300,000-400,000	Jul-15	$12.7	Office building(s)

Domain C	Austin (Domain)	6.3	400,000-500,000	Jul-15	$18.0	Office building(s)

Domain D & G	Austin (Domain)	5.6	300,000-400,000	Jul-15	$9.5	Office building

(1) We own 95% of this project, and the cost basis above represents 100%.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 24

Summary Development Activity
September 30, 2016

				Start Date		Estimated Cost per SF
		Square feet (in thousands)			Shell Completion Date		Estimated Total Cost (in millions) (2) (4)	Cost to Date (in millions) (2)
Project	Market		% Leased (1)

Domain 8 (3)	Austin	291	82%	3Q’15	1Q’17	$306	$89.1	$50.7

(1) Percentage leased increased to 94% subsequent to September 30, 2016.
(2) Excludes basis adjustment of $3.8 million to date and $4.9 million estimated in total.
(3) We own 50% of this project, and the cost above represents 100%.
(4) Cost estimate increased from prior quarter estimate due to signing longer term leases at higher rates than anticipated.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 25

Properties Under Development
Domain 8
Austin, Texas

Property Description

Domain 8 is currently under development as a 12-story, Class A office building located within The Domain in Austin, Texas.  When completed in first quarter 2017, it will offer 291,000 square feet of single-floor and multi-tenant arrangements with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 8 was designed to achieve a minimum LEED Silver and Energy Star designations.

Property Highlights

The Domain is the epitome of upscale “live, work, play”, spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers up to 4,000 apartment units, 1.8 million square feet of retail and 775 hotel rooms. Nestled among a full array of amenities and hike & bike trails, Domain 8 will offer onsite showers and locker room and direct elevator access to office floors from every garage level.

Property Facts

Submarket	The Domain
Floors	9 Floors Office Space/3 Floors Parking
Approximate Rentable SF	291,000
Estimated Operating Expenses per SF	$14.85
Estimated Shell Delivery Date	1Q’17
Estimated Project Cost at Completion (1) (2)	$89,100,000
Percentage Owned	50%
Percentage Leased	94%

(1) Excludes $4.9 million basis adjustment.
(2) Cost estimate increased from prior quarter estimate due to the signing of longer term leases at higher rates than anticipated.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 26

Acquisition and Disposition Activities
For the Twelve Months Ended September 30, 2016

		Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
Acquisitions	Location

Domain K (multifamily property)	Austin, TX	N/A	N/A	10/16/2015	$15,000

Dispositions

Domain K (multi-family property)	Austin, TX	N/A	N/A	10/16/2015	$15,000
Paces West (10%)	Atlanta, GA	1	65	11/30/2015	$11,250
Domain A (land)	Austin, TX	N/A	N/A	12/16/2015	$4,250
Lawson Commons	St. Paul, MN	1	436	3/1/2016	$68,430
FOUR40 (1)	Chicago, IL	1	1,041	6/17/2016	$191,000
Hurstbourne Business Center	Louisville, KY	3	418	9/30/2016	$41,000
		6	1,960

(1) The Company is entitled to an additional payment of up to $12.5 million subject to future performance of this property.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 27

Summary of Financing
September 30, 2016
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$270,758	5.95%	32%
Unsecured term loans (1)			525,000	3.46%	62%
Total fixed rate debt			795,758	4.31%	94%

Variable Rate Debt
Unsecured term loan (1)			50,000	2.05%	6%
Unsecured revolving credit facility (2)			—	—	—
Total variable rate debt			50,000	2.05%	6%
Total debt (3)			845,758	4.17%	100%
unamortized debt issuance costs (4)			(7,838)
Total notes payable, net			$837,920

(1) The borrowing rate under $525.0 million of the term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $137.3 million were available under the credit facility.
(3) As of September 30, 2016, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate which results in an overall effective weighted average interest rate of 4.46%.

(4) Excludes $2.7 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2016	$48,315	6.17%	$—	—	$48,315	6.17%	6%
2017	128,803	5.55%	—	—	128,803	5.55%	15%
2018	—	—	—	—	—	—	—
2019	—	—	300,000	3.03%	300,000	3.03%	35%
2020	—	—	—	—	—	—	—
Thereafter	93,640	6.38%	275,000	3.67%	368,640	4.36%	44%
Total debt	$270,758		$575,000		845,758	4.17%
unamortized debt issuance costs					(7,838)
Total notes payable, net					837,920
Weighted average maturity in years	1.9		4.4		3.6

(1) Represents weighted average effective interest rate for debt maturing in this period.
	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2016	$48,315	6.17%	$—	—	$48,315	6.17%	5%
2017	128,803	5.55%	—	—	128,803	5.55%	14%
2018	—	—	6,961	2.62%	6,961	2.62%	1%
2019	300,000	3.03%	39,872	2.21%	339,872	2.94%	36%
2020	—	—	13,664	2.30%	13,664	2.30%	1%
Thereafter	368,640	4.36%	42,853	3.88%	411,493	4.31%	43%
Total debt	845,758		103,350		949,108	4.04%
unamortized debt issuance costs	(7,838)		(1,121)		(8,959)
Total notes payable, net	$837,920		$102,229		$940,149
Weighted average maturity in years	3.6		4.3		3.7

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 28

Principal Payments by Year
as of September 30, 2016
(in thousands, except percentages)
		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2016	2017	2018	2019	2020	Thereafter

Fifth Third Center	1-Jul-16	6.09%	6.17%	$48,315	$48,315	$—	$—	$—	$—	$—
One & Two Eldridge Place (1)	11-Jan-17	5.41%	5.49%	70,003	309	69,694	—	—	—	—
500 E. Pratt	1-May-17	5.55%	5.63%	58,800	—	58,800	—	—	—	—
Unsecured - Revolving Line of Credit	18-Dec-18	—	—	—	—	—	—	—	—	—
Unsecured - Term Loan	18-Dec-19	2.99%	3.03%	300,000	—	—	—	300,000	—	—
One BriarLake Plaza - mezzanine	1-Aug-21	9.80%	9.94%	14,601	34	110	121	134	144	14,058
One BriarLake Plaza	1-Aug-21	5.65%	5.72%	79,039	446	1,417	1,501	1,589	1,670	72,416
Unsecured - Term Loan	30-Jun-22	3.62%	3.67%	275,000	—	—	—	—	—	275,000
Total		4.12%	4.17%	845,758	$49,104	$130,021	$1,622	$301,723	$1,814	$361,474
unamortized debt issuance costs (2)				(7,838)
Consolidated notes payable, net				$837,920

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Wanamaker Building - office (60%)	7-Feb-23	3.83%	3.88%	42,853	230	937	974	1,013	1,049	38,650
1325 G Street (10%)	30-Jun-20	2.27%	2.30%	10,059	—	—	—	—	10,059	—
Colorado Building (10%)	30-Jun-20	2.27%	2.30%	3,605	—	—	—	—	3,605	—
Domain 2 & 7 (49.84%)	28-Apr-19	2.18%	2.21%	39,872	—	—	—	39,872	—	—
Domain 8 (50%)	28-Aug-18	2.58%	2.62%	6,961	—	—	6,961	—	—	—
Total		2.90%	2.94%	103,350	$230	$937	$7,935	$40,885	$14,713	$38,650
unamortized debt issuance costs				(1,121)
Total unconsolidated notes payable, net				$102,229

Total notes payable		3.98%	4.04%	949,108	$49,334	$130,958	$9,557	$342,608	$16,527	$400,124
unamortized debt issuance costs				(8,959)
Total notes payable, net				$940,149

% of principal payments due by year				100%	5%	14%	1%	36%	2%	42%

(1)				This loan was paid off subsequent to quarter end.
(2)				Excludes $2.7 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 29

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 30

Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	TIER REIT	3rd Quarter Page 31